Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of the 26th day of April 2006 (this “Agreement”), between AZUR HOLDINGS, INC., a Delaware corporation with principal executive offices at 101 NE 3rd Avenue, Suite 1220, Fort Lauderdale, Florida 33301 (the “Company”), and CAPITALSWISS LIMITED, with its principal offices at Weinplaz 10 8001 Zurich, Switzerland (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall have the right to purchase from the Company Five Million (5,000,000) shares of the Company’s Common Stock (the “Shares”), par value $0.0001 per share (the “Common Stock”) pursuant to the terms of this Agreement.
WHEREAS, Company desires to sell, and Purchaser desires to purchase, the Shares pursuant to this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

ACQUISITION OF SECURITIES

1.1 Sale of Stock. Subject to the terms and conditions herein stated, Company agrees to sell, assign, transfer, and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Company up to Five Million (5,000,000) shares of the Company’s Common Stock (the “Shares”), par value $0.0001 per share (the “Common Stock”), pursuant to Regulation S (“Regulation S”), promulgated under the U.S. Securities Act of 1933, as amended as of the date of this Agreement (the “Act”).

1.2 Purchase Price. The total purchase price for the Shares, which Purchaser agrees to pay to Company, shall be $.60 per share or Three Million Dollars ($3,000,000) for the aggregate of Five Million (5,000,000) Shares (the “Purchase Price”).

1.3 Payment of Purchase Price. Purchaser shall pay to Company the Purchase Price in five equal installments (the “Installments”) on or before the dates set forth below.

Installment #	Installment Amount	Payment Deadline Due Date	Amount of Shares
I.	$600,000	June 1, 2006	1,000,000
II.	$600,000	July 1, 2006	1,000,000
III.	$600,000	August 1, 2006	1,000,000
IV.	$600,000	September 1, 2006	1,000,000
V.	$600,000	October 1, 2006	1,000,000

Purchaser may pre-pay all or portions Installment Payments without penalty.

1.4 Issuance of the Shares. The Company shall issue up to Five Million (5,000,000) shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), pursuant to Regulation S as follows:

i)	Upon the execution of the Agreement the Company shall issue to the Purchaser Two Million (2,000,000) (the “Initial Share Distribution”) of the Five Million (5,000,000) Shares.

ii)
Subject to Section 1.5 below and the forfeiture provisions therein, upon the payment in full of the Purchase Price pursuant to Sections 1.2 and 1.3 above, by Purchaser, for the Initial Share Distribution, the Company shall issue to the Purchaser an additional Two Million (2,000,000) (the “Second Share Distribution”) of the remaining Three Million (3,000,000) Shares.

iii)
Subject to Section 1.5 below and the forfeiture provisions therein, upon the payment of the Purchase Price pursuant to Sections 1.2 and 1.3 above, by Purchaser, for the Second Share Distribution, the Company shall issue to the Purchaser the remaining One Million (1,000,000) (the “Final Share Distribution”).

1.5 Adjustments to Shares. Should Purchaser make a payment for a particular Installment of less than $600,000 by the given Payment Deadline Due Date for such Installment as required by Section 1.3 above, Purchaser agrees that the right to purchase the Shares not paid for as a result of Purchaser’s nonpayment of all or a portion of such Installment Payment by the Payment Deadline Due Date shall be forfeited and the Purchaser shall no longer have the rights to purchase the forfeited Shares.

For example, if Purchaser makes a payments equaling $480,000 by June 1, 2006 then the right to purchase 200,000 Shares of the 1,000,000 Shares for which payment was due shall be forfeited by Purchaser.

However, if Purchaser makes a payments equaling $860,000 by June 1, 2006 then Purchaser shall have a credit of $260,000 toward the payment of Installment II due to the prepayment and receive the 433,333 Shares which Purchaser paid for and was allotted under Installment II.

Should any of the Shares, which have not been paid for in accordance with Section 1.2 and 1.3, remain in the possession of Purchaser after October 1, 2006, these Shares are immediately forfeited and Purchaser agrees to return the unpaid Shares to the Company by October 5, 2006 for the immediate cancellation of the unpaid Shares. The Purchaser hereby indemnifies the Company against any losses, damages and costs arising from the transfer or purported transfer by Purchaser to any person, firm or entity of any Shares which have been forfeited hereunder.

1.6  Resales; Hedging.  Purchaser hereby agrees that all resales of the Shares by it shall be pursuant to Regulation S, Rule 144 under the Act or other applicable exemption under the Act and further agrees that it shall not engage in any hedging transactions with respect to the Shares unless such activities are conducted in accordance with the Act and regulations promulgated thereunder.

1.7  Consent to Stop Transfer Order.  Purchaser hereby consents to the placement by the Company of a stop transfer order to its stock transfer agent with respect to all Shares for one year from the date of purchase by Purchaser in order to prevent any resales into the U.S. during that period.

1.8 Closing. The closing of the sale of the Shares pursuant to the terms of this Agreement (the "Closing") shall take place on April 26, 2006 (the “Effective Date”), or such other date as the parties may agree. Such date is herein referred to as the "Closing Date."

ARTICLE II

REPRESENATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Purchaser:

(a) Subsidiaries. The Grand Shell Landing, Inc., a Mississippi corporation (of which the Company owns all of the outstanding common stock), and Azur Shell Landing Resort, Inc., a Mississippi corporation (of which the Company owns 75% of the outstanding common stock), (each of the foregoing corporations are hereinafter referred to as a “Subsidiary” and collectively, the “Subsidiaries”), are the only subsidiaries of the Company. Other than the Subsidiaries, the Company has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). The Company and each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the SEC Documents; the Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business, prospects, condition (financial or otherwise), and results of operations of the Company and Subsidiary taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company and each Subsidiary is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; neither the Company nor either Subsidiary is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its respective properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole; and neither the Company nor any Subsidiary is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or such Subsidiary or over its respective properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole. The SEC Documents accurately describe any corporation, association or other entity owned or controlled, directly or indirectly, by the Company or any Subsidiary.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any of the “Transaction Documents” (For purposes of this Agreement this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder shall be collectively referred to herein as the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable state and federal securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g) Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which, as of April 3, 2006, 25,436,893 shares of Common Stock are outstanding, and 5,000,000 shares of preferred stock, par value $0.0001 per share, none of which is outstanding. All outstanding capital stock of The Grand Shell Landing, Inc. and 75% of the outstanding capital stock of Azur Shell Landing Resort, Inc. is owned beneficially and of record by the Company. Each of such outstanding shares of Common Stock and each outstanding share of capital stock of each Subsidiary, is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as disclosed in the SEC Documents, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company or either Subsidiary, except for an aggregate of 15,416,508 options and/or warrants currently outstanding to acquire shares of Common Stock, and (ii) except for debentures in an aggregate principal amount of $1,000,000 which are convertible into common stock of the Company, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company or Subsidiary. The Shares have been duly authorized for issuance and sale to the Purchaser pursuant hereto and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized, but unissued, shares of its Common Stock to cover the Shares.

(h) SEC Documents. Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction committed to or consummated that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole incurred by the Company or either Subsidiary, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or either Subsidiary that is material to the Company and the Subsidiaries taken as whole, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company or either Subsidiary which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(k) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(n) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Internal Accounting Controls. The books, records and accounts of the Company and each Subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and such Subsidiary, as applicable, respectively, all to the extent required by generally accepted accounting principles. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(r) Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(s) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’ ownership of the Shares.

(v) Disclosure. The Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w) Insolvency. There has not been filed by or against Company in bankruptcy or any other insolvency proceeding, or for the reorganization or appointment of a receiver or trustee, nor has the Company made an assignment for the benefit of creditors, nor filed a petition for arrangement, nor entered into an arrangement with creditors, nor admitted in writing its inability to pay debts as they become due.

(x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(y) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(z) Foreign Corrupt Practices. Neither the Company or Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company or either Subsidiary, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company and each Subsidiary to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(aa) Accountants. Baum & Company, P.A. (the “Auditors”), which has examined the consolidated financial statements of the Company, together with the related schedules and notes, for the period from May 1, 2004 to April 30, 2005 and reviewed (but did not audit) the consolidated financial statements of the Company, together with the related schedules and notes for the period from May 1, 2005 to October 31, 2005, and Goldstein Golub Kessler LLP, which has examined the consolidated financial statements of the Company, together with the related schedules and notes, for the period from May 1, 2003 to April 30, 2004, respectively, filed with the SEC as a part of the SEC Documents are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the SEC as part of the SEC Documents, complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will fairly present, subject in the case of the unaudited consolidated financial statements, to customary year end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned consolidated financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary consolidated financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents.

(bb)Acknowledgment Regarding Purchaser’ Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.2. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) The Purchaser has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby, other than approvals of the relevant securities authorities. Assuming the valid execution hereof by the Company, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser’s knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions. To the knowledge of the Purchaser, the Purchaser has not been and is not currently the subject of an investigation or inquiry by the SEC, National Association of Securities Dealers, Inc., NASD Regulation, Inc., or any state securities commission.

(d) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act or is not a "U.S. Person" as that term is defined under Rule 902(o)(1) of Regulation S.. The Purchaser is not a “dealer” within the meaning of the Securities Act or a “broker” or “dealer” within the meaning of the Exchange Act. The Purchaser is able to bear the economic risk of loss of the Purchaser’s entire investment in the Shares. No offer to enter into this Agreement has been made by the Company to Purchaser in the United States.

(e) The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

(f) Purchaser represents that it is the sole and true party in interest, and no other person or entity has or will have upon the issuance of the Shares beneficial ownership interest in the Shares or any portion thereof, whether direct or indirect (excluding any contractual right to payments based on the value of such Shares), other than the equity holders or beneficiaries of such Purchaser.

   (g) Purchaser represents that it is acquiring the Shares for its own account and for investment purposes and not for the account or benefit of any U.S. person or other person or entity or for or with a view to resale or distribution.

(h) Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect Purchaser's interests in connection with the acquisition of the Shares. Purchaser has such knowledge and experience in financial and business matters in general, and investments in the laser industry in particular, that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser has been informed that an investment in the Company is speculative and has concluded that Purchaser's proposed investment is appropriate in light of its overall investment objectives and financial situation.

(i) No party has received or will receive any compensation or other remuneration for advising Purchaser with respect to this investment other than legal counsel, and Purchaser represents that no investment advisor or purchaser representative has been consulted or retained in connection with Purchaser's decision to invest in the Company.

(j) Purchaser confirms that it has received and thoroughly read and is familiar with and understands this Agreement, and that all documents, records, books and other information pertaining to Purchaser's investment in the Company requested by Purchaser have been made available for inspection and copying and that there are no additional materials or documents that have been requested by Purchaser that have not been made available by the Company.

   (k) At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

   (l) Purchaser understands and acknowledges that the Shares have not been registered under the Act, or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or unless the Company has first received an opinion of competent securities counsel that registration is not required for such resale. Purchaser acknowledges that it cannot resell any Shares unless such resale transaction is in accordance with Regulation S and/or Rule 144 under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration. With regard to the restrictions on resales of the Shares or any security underlying or into which the Shares are or may be convertible, Purchaser is aware (i) of the limitations and applicability of Securities and Exchange Commission Rule 144, (ii) that the Company will issue stop transfer orders to its stock transfer agent; and (iii) that a restrictive legend will be placed on certificates representing the Shares and any security underlying or into which any of the Shares are or will be convertible, which legend will read substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGUSLATION S (“REGULATION S”) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THESE SECURITIES ARE THE SUBJECT OF A STOP TRANSFER ORDER PLACED WITH THE COMPANY’S TRANSFER AGENT WHICH IS IN EFFECT FOR ONE YEAR FROM April 26th, 2006. UNTIL THE EXPIRATION OF SUCH STOP TRANSFER ORDER, THE TRANSFER AGENT WILL NOT ISSUE ANY NEW CERTIFICATE UPON THE SALE OR OTHER HYPOTHECATION OF THESE SECURITIES, NOR WILL IT DELIVER THESE SECURITIES TROUGH THE DEPOSITORY TRUST CORPORATION ELECTRONICALLY, OR OTHERWISE.ALL HEDGING ACTIVITY WITH RESPECT TO THESE SECURITIES MUST BE CONDUCTED IN ACCORDANCE WITH THE ACT.

2.3 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the termination of Purchaser’s obligations to purchase the Shares, and the delivery to the Purchaser of the Shares being purchased and the payment therefor.

ARTICLE III

INDEMNIFICATION

Subject to the provisions of this Section 3.2, the Company will indemnify and hold the Purchaser and their directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Purchaser may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to the Purchaser under this Agreement (i) for any settlement by a Purchaser effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

ARTICLE IV

TERMINATION

4.1 Termination by Purchaser. The Purchaser may terminate its obligations under this Agreement by oral or written notice to the Company following the occurrence of one or more of the following:

(a) the Company shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than three business days following written notice thereof from the Purchaser;

(b) the representations and warranties of the Company set forth in Section 2 of this Agreement shall not be true and correct in all material respects as of the date of this Agreement, except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date; or,

(c) the Company shall merge or consolidate with any Person, shall effect any reorganization, or shall sell or substantially all of its assets, or shall enter into any agreement contemplating the same.

4.2 Termination by Company. The Company may terminate its obligations under this Agreement by oral or written notice to the Purchaser following the occurrence of one or more of the following:

(a) the Purchaser shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than three business days following written notice thereof from the Company; or,

(b) the representations and warranties of the Purchaser set forth in Section 2.2 of this Agreement shall not be true and correct in all material respects as of the date of this Agreement, except for the representations and warranties made as of a particular date which representations and warranties need be true and correct only as of such date.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as set forth in the introductory paragraph hereto and as follows:

(a) if to the Company, to:

Phone: 954-763-1515
Facsimile: 954-763-1516
Attention: Donald Winfrey, President

with a copy to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink, Esq.
Phone: 212-371-8008 x 122
Facsimile: 212-688-7273
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, to: CAPITALSWISS LIMITED

Attention: Kenrah Turnquist, Corporate Secretary
Phone: +41-438887505
Facsimile: +41-438887501

5.2 Closing Costs. Purchaser and Company shall each pay their own attorney’s fees. The Company shall be responsible for the timely payment of, and shall indemnify and hold harmless the Purchaser against, all excise, sales, use (including all bulk sales taxes), recording, ad valorem, transfer and other similar taxes and fees arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement with the exception of any and all income taxes imposed on the Purchaser. Company agrees to pay the costs from the Purchase Price proceeds received by the Company as set forth on Exhibit “A”.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchaser”.

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.9 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

5.10Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.11 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

AZUR HOLDINGS, INC.

By:	/s/ Donald Goree
Name: Donald Goree
Title: Chief Executive Officer

CAPITALSWISS LIMITED

By:	/s/ Kenrah Turnquist
Name: Kenrah Turnquist
Title: Corporate Secretary